EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-122400) and Form S-8 (File Nos. 333-132620, 333-61325 and 333-137200) of Media Sciences International, Inc. of our report dated August 14, 2006, on our audits of the consolidated financial statements of Media Sciences International, Inc. and subsidiaries as of and for the years ended June 30, 2006 and 2005, which report appears in this Annual Report on Form 10-KSB.

                                                                                                                              /s/ J.H. Cohn LLP

Roseland, New Jersey
September 25, 2006